EXHIBIT 99.1

Broadwind Announces Third Quarter 2022 Results

CICERO, Ill., Nov. 08, 2022 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the third quarter 2022.

THIRD QUARTER 2022 RESULTS
(As compared to the third quarter 2021)

  Total Revenue of $44.8 million, +11% y/y
  Total Net Loss of ($1.8) million, or ($0.09) per basic share
  Total Non-GAAP Adjusted EBITDA of $1.9 million, +374% y/y
  Total Orders of $84.5 million, +99% y/y
  Total Backlog of $132.2 million, +73% y/y
  Total Cash and excess availability of $14.8 million

For the three months ended September 30, 2022, Broadwind reported total revenue of $44.8 million, an increase of 11% when compared to the prior year period. The Company reported a net loss of ($1.8) million, or ($0.09) per basic share in the third quarter 2022, compared to a net loss ($2.1) million, or ($0.11) per diluted share, in the third quarter 2021.   The Company reported adjusted EBITDA, a non-GAAP measure, of $1.9 million in the third quarter 2022, compared to $0.4 million in the prior-year period.

During the third quarter, Broadwind delivered significant year-over-year growth in revenue and non-GAAP Adjusted EBITDA, driven primarily by a combination of accelerating customer demand for gearing and industrial fabrications, together with improved operating leverage and workforce efficiency. Recent efforts to enhance asset optimization, together with enterprise-wide cost management initiatives, resulted in significant margin rate expansion in the third quarter, with gross margin and non-GAAP Adjusted EBITDA margin rate each increasing more than 320 basis points year-over-year, respectively.

Total orders and backlog increased to multi-quarter highs during the third quarter 2022. Third quarter orders and backlog increased nearly 100% and 73% year-over-year, respectively, supported by balanced order growth across all reporting segments.

Within the Heavy Fabrications segment, third quarter revenue increased by 7% from the prior year quarter, as higher demand for our industrial fabrication products, including pressure reducing systems, offset a year-over-year decline in wind tower sections sold. Within the Heavy Fabrications segment non-GAAP Adjusted EBITDA margin increased 140 basis points year-over-year to 4.7% in the third quarter 2022. While domestic onshore wind installation activity remains below historical levels due to elevated raw materials prices and component availability challenges, order activity began to accelerate during the third quarter, with OEM customers securing tower capacity for the remainder of 2022 and into 2023 following the recent passage of the Inflation Reduction Act of 2022.

Within the Gearing segment, revenue increased by 35% on a year-over-year basis in the third quarter, supported by sustained demand growth across the energy and industrial end-markets.   Gearing segment non-GAAP Adjusted EBITDA margin increased 590 basis points year-over-year to 12.0% in the third quarter 2022.

ORDERS AND BACKLOG

Heavy Fabrications segment orders increased 137% year-over-year driven primarily by increased tower demand, while segment backlog increased 72% versus the prior-year period. Gearing Segment orders increased 34% year-over-year driven primarily by broad-based demand growth across all tracked end-markets, including the energy, industrial and mining markets, while segment backlog increased 66% versus the prior-year period. Industrial Solutions segment orders increased 34% year-over-year driven primarily by diverse project activity, while segment backlog increased 104% versus the prior-year period.

As of September 30, 2022, third quarter orders and backlog were $84.5 million and $132.2 million, respectively; non-wind orders represented nearly 51% of the Company’s total backlog.

MANAGEMENT COMMENTARY

“Demand conditions improved materially during the third quarter, as both orders and backlog increased to multi-quarter highs,” stated Eric Blashford, President and CEO of Broadwind. “Within our Heavy Fabrications segment, orders reached their highest level in more than three years, primarily driven by improved demand for wind towers, while in our Gearing segment, customer activity within the energy and industrials markets increased significantly versus the prior-year period.”

“In 2022, we introduced a series of strategic actions designed to expand our available markets, improve asset optimization, reduce fixed overhead and enhance workforce efficiency,” continued Blashford. “In combination, these actions drove improved operating leverage during the third quarter, as reflected by a sequential and year-over-year improvement in gross profit, operating income and non-GAAP Adjusted EBITDA. I am pleased with the progress we’ve achieved thus far and look forward to building on the positive momentum evident in our business.”

“Entering 2023, quoting and backlog levels remain elevated,” continued Blashford. “Following a pause in wind order activity during the last two years, we’ve begun to see indications of a gradual recovery in tower demand across our OEM customer base. Within our gearing business, domestic energy development remains a tailwind for us, as customers rely on our turnkey solutions to support exploration and production activity within the oilfield. Further, we continue to develop new energy transition technologies, such as our modular natural gas pressure reduction systems, which represent significant, incremental revenue opportunities for our business.

“For the fourth quarter 2022, we currently anticipate our non-GAAP adjusted EBITDA to be in a range of $0.2 million to $0.5 million, subject to market conditions,” concluded Blashford.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased by 7% to $30.6 million in the third quarter 2022, as compared to the prior-year period, as non-wind customer demand more than offset a decline in tower sections sold.   The segment reported operating income of $0.4 million in the third quarter 2022, compared to an operating loss of ($0.4) million in the prior year period. Segment non-GAAP adjusted EBITDA was $1.5 million in the third quarter 2022, as compared to $1.0 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 35% to $10.2 million in the third quarter 2022, as compared to the prior year period, due primarily to increased demand across its energy and industrial end-markets, partially offset by lower project-driven wind and steel market activity. The segment reported operating income of $0.6 million in the third quarter 2022, compared to an operating loss of ($0.2) million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $1.2 million in the third quarter 2022, versus $0.5 million in the third quarter 2021.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales declined 5% to $4.0 million in the third quarter 2022, as compared to the prior year period, due primarily to global logistics delays. The segment reported an operating loss of ($0.2) million in the third quarter 2022, consistent with the prior-year period. The segment reported breakeven non-GAAP Adjusted EBITDA in the third quarter 2022, also consistent with the prior-year period.

THIRD QUARTER 2022 CONFERENCE CALL

Broadwind will host a conference call today, November 8, 2022 at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-877-407-9716
International Live:	1-201-493-6779

To listen to a replay of the teleconference, which will be available through November 15, 2022:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	13733405

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company’s definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.
Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act); (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash	$1,509	$852
Accounts receivable, net	16,916	13,802
Employee retention credit receivable	-	497
Contract assets	3,489	1,136
Inventories, net	33,902	33,377
Prepaid expenses and other current assets	3,858	2,661
Total current assets	59,674	52,325
LONG-TERM ASSETS:
Property and equipment, net	45,497	43,655
Operating lease right-of-use assets	16,872	18,029
Intangible assets, net	2,902	3,453
Other assets	1,119	585
TOTAL ASSETS	$126,064	$118,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$15,629	$6,650
Current portion of finance lease obligations	1,967	2,060
Current portion of operating lease obligations	1,871	1,775
Accounts payable	21,436	16,462
Accrued liabilities	4,897	3,654
Customer deposits	3,076	12,082
Total current liabilities	48,876	42,683
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	8,489	177
Long-term finance lease obligations, net of current portion	2,881	2,481
Long-term operating lease obligations, net of current portion	17,180	18,405
Other	24	167
Total long-term liabilities	28,574	21,230
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 20,944,873 and 19,859,650 shares issued as of September 30, 2022 and
December 31, 2021, respectively	21	20
Treasury stock, at cost, 273,937 shares as of September 30, 2022 and December 31, 2021,
respectively	(1,842)	(1,842)
Additional paid-in capital	396,730	395,372
Accumulated deficit	(346,295)	(339,416)
Total stockholders’ equity	48,614	54,134
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$126,064	$118,047

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$44,843	$40,389	$136,699	$119,608
Cost of sales	41,095	38,315	128,545	115,054
Gross profit	3,748	2,074	8,154	4,554

OPERATING EXPENSES:
Selling, general and administrative	4,085	3,888	12,109	12,623
Intangible amortization	183	183	550	550
Total operating expenses	4,268	4,071	12,659	13,173
Operating loss	(520)	(1,997)	(4,505)	(8,619)

OTHER (EXPENSE) INCOME, net:
Paycheck Protection Program loan forgiveness	-	-	-	9,151
Interest expense, net	(1,234)	(269)	(2,355)	(816)
Other, net	(4)	185	17	7,322
Total other (expense) income, net	(1,238)	(84)	(2,338)	15,657

Net (loss) income before provision for income taxes	(1,758)	(2,081)	(6,843)	7,038
Provision for income taxes	14	24	36	101
NET (LOSS) INCOME	$(1,772)	$(2,105)	$(6,879)	$6,937

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
Net (loss) income	$(0.09)	$(0.11)	$(0.34)	$0.38

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	20,506	19,418	20,156	18,460

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
Net (loss) income	$(0.09)	$(0.11)	$(0.34)	$0.36

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	20,506	19,418	20,156	19,218

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,879)	$6,937

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	4,581	4,758
Paycheck Protection Program loan forgiveness	-	(9,151)
Deferred income taxes	(13)	19
Change in fair value of interest rate swap agreements	(27)	18
Stock-based compensation	760	857
Allowance for doubtful accounts	(18)	(434)
Common stock issued under defined contribution 401(k) plan	915	870
Loss (gain) on disposal of assets	3	(33)
Changes in operating assets and liabilities:
Accounts receivable	(3,096)	(360)
Employee retention credit receivable	497	(503)
Contract assets	(2,353)	763
Inventories	(525)	1,848
Prepaid expenses and other current assets	(1,200)	689
Accounts payable	4,968	(4,321)
Accrued liabilities	1,271	(2,285)
Customer deposits	(9,006)	(11,139)
Other non-current assets and liabilities	(149)	644
Net cash used in operating activities	(10,271)	(10,823)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,757)	(1,369)
Proceeds from disposals of property and equipment	-	33
Net cash used in investing activities	(2,757)	(1,336)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	7,966	4,039
Payments for deferred financing costs	(470)	-
Proceeds from long-term debt	8,113	613
Payments on long-term debt	(261)	(159)
Principal payments on finance leases	(1,347)	(1,197)
Shares withheld for taxes in connection with issuance of restricted stock	(546)	(1,503)
Proceeds from sale of common stock, net	230	9,329
Net cash provided by financing activities	13,685	11,122
		-

NET INCREASE (DECREASE) IN CASH	657	(1,037)
CASH beginning of the period	852	3,372
CASH end of the period	$1,509	$2,335

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
ORDERS:
Heavy Fabrications	$62,873	$26,539	$110,022	$62,096
Gearing	15,523	11,546	38,526	29,325
Industrial Solutions	6,061	4,512	14,648	11,831
Total orders	$84,457	$42,597	$163,196	$103,252

REVENUES:
Heavy Fabrications	$30,640	$28,675	$93,486	$87,282
Gearing	10,190	7,562	30,890	20,315
Industrial Solutions	4,020	4,213	13,142	12,357
Corporate and Other	(7)	(61)	(819)	(346)
Total revenues	$44,843	$40,389	$136,699	$119,608

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$372	$(445)	$(11)	$(1,873)
Gearing	624	(219)	(73)	(2,090)
Industrial Solutions	(191)	(108)	(368)	(169)
Corporate and Other	(1,325)	(1,225)	(4,053)	(4,487)
Total operating loss	$(520)	$(1,997)	$(4,505)	$(8,619)

Note- Be sure to delete hidden rows or they may show up in your press release (more relevant for Part 2 as the CF was all messed up last time)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (Loss) Income	$(1,772)	$(2,105)	$(6,879)	$6,937
Interest Expense	1,234	269	2,355	816
Income Tax Provision	14	24	36	101
Depreciation and Amortization	1,486	1,594	4,581	4,758
Share-based Compensation and Other Stock Payments	935	619	2,166	1,806
Adjusted EBITDA (Non-GAAP)	$1,897	$401	$2,259	$14,418

Heavy Fabrications Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (Loss) Income	$(231)	$(313)	$(1,009)	$6,629
Interest Expense	651	124	1,246	381
Income Tax (Benefit) Provision	(48)	(68)	(249)	2,124
Depreciation	852	967	2,594	2,903
Share-based Compensation and Other Stock Payments	226	248	697	731
Adjusted EBITDA (Non-GAAP)	$1,450	$958	$3,279	$12,768

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income (Loss)	$581	$(236)	$(185)	$1,835
Interest Expense	41	13	131	33
Income Tax Provision	1	3	4	10
Depreciation and Amortization	477	464	1,507	1,383
Share-based Compensation and Other Stock Payments	119	213	397	356
Adjusted EBITDA (Non-GAAP)	$1,219	$457	$1,854	$3,617

Industrial Solutions Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (Loss) Income	$(283)	$(130)	$(540)	$684
Interest Expense	81	11	147	43
Income Tax Provision	9	9	20	56
Depreciation and Amortization	97	104	299	315
Share-based Compensation and Other Stock Payments	48	43	182	146
Adjusted EBITDA (Non-GAAP)	$(48)	$37	$108	$1,244

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Loss	$(1,839)	$(1,426)	$(5,145)	$(2,211)
Interest Expense	461	121	831	359
Income Tax Provision (Benefit)	52	80	261	(2,089)
Depreciation and Amortization	60	59	181	157
Share-based Compensation and Other Stock Payments	542	115	890	573
Adjusted EBITDA (Non-GAAP)	$(724)	$(1,051)	$(2,982)	$(3,211)

CORPORATE CONTACT

Noel Ryan, IRC
investor@bwen.com